UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 5, 2016

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

License Agreement

Effective on January 5, 2016, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), authorized and approved the execution of that certain license agreement (the “License Agreement”) with Tactex Asset Management Inc., a corporation organized under the laws of the Province of Quebec (“Tactex”). In accordance with the terms and provisions of the License Agreement, the Company granted a license to Tactex to use its products including, but not limited to, the Stealth Console products, which are trading tools that filter real-time market data to generate market perception and sentiment visualization (the “Products”), within the structure of Tactex’s existing asset management organization by its employees and portfolio managers in the financial markets. Tactex is a duly licensed portfolio manager in Quebec, Ontario, New Brunswick, Alberta and British Columbia and is qualified to perform portfolio management of client accounts in full compliance with existing regulatory requirements. In further accordance with the terms and provisions of the License Agreement, Tactex agrees to pay to the Company certain fees associated with its use of the Company’s Products. The Company also has agreed to provide Tactex with initial training sessions of up to three months with one of the Company’s Stealth Console experts.

The foregoing description of the License Agreement is not complete and is qualified entirely by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Referral Agreement

Effective on November 17, 2015, the Company also entered into that certain referral agreement (the “Agreement”) with Tactex. In accordance with the terms and provisions of the Agreement, the Company will from time to time refer certain potential clients to Tactex with respect to such persons desiring to receiving portfolio and wealth management services from Tactex, including opening and maintain a separately managed account with Tactex (the “Referred Client”). Tactex further agrees to provide portfolio and wealth management services to the Referred Client, complete its customary account opening process, and ensure compliance with all applicable laws with respect to the services delivered by it to such Referred Client.

In further accordance with the terms and provisions of the Agreement, Tactex shall pay to the Company a referral fee equal to the aggregate net management fees, performance fees and other commissions derived by Tactex from the Referred Client during a calendar quarter less the following amounts that shall be retained by Tactex: (i) 50 basis points calculated on total AUM held in the account of the Referred Client during the relevant period (calculated daily); (ii) 25% of any performance fee charged to the account during the relevant period (calculated monthly); and (iii) administrative costs of managing the respective account.

The Agreement may be terminated either by Tactex or the Company under the following circumstances: (i) material breach by either party of this Agreement, which is not remedied within thirty day of notice of such breach; (ii) interpretation of new or existing laws that precludes the parties from acting under the terms of the Agreement; (iii) ninety day prior written notice; or (iv) insolvency or bankruptcy of the Company or Tactex.

The foregoing description of the Agreement is not complete and is qualified entirely by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	License Agreement between Epcylon Technologies, Inc. and Tactex Asset Management Inc., dated January 5, 2016.

10.2	Referral Agreement between Epcylon Technologies, Inc. and Tactex Asset Management Inc., dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: January 5, 2016	/s/ Kyle Appleby
Name: Kyle Appleby
Title: CFO